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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-56417) of Dreyer's Grand Ice Cream, Inc. of our report dated June 19, 1995, which appears on page 1 of this Form 11-K.


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

San Francisco, California
June 29, 1995